Exhibit 23.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-126016, 333-152705, 333-166434, 333-195410, 333-217414, 333-219063, 333-231988, 333-256752, 333-272520 and 333-274321) of Patterson-UTI Energy, Inc. of our report dated March 1, 2023, relating to the consolidated financial statements of BEP Diamond Topco L.P., which appears in this Current Report on Form 8-K/A (incorporated by reference to Exhibit 99.1 to Patterson-UTI Energy Inc.’s Current Report on Form 8-K, filed with the SEC on July 17, 2023).

/s/ BDO USA, P.C.

Dallas, Texas

September 5, 2023